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                                                                    Exhibit 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Capital Corporation of our reports dated March 19, 1999, relating to the financial statements of Rifkin Acquisition Partners, L.L.L.P., and Rifkin Cable Income Partners LP, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
January 21, 2000